EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the National Computer Systems, Inc. Supplemental Deferred Compensation Plan of National Computer Systems, Inc. and subsidiaries of our report dated March 2, 1998, with respect to the consolidated financial statements of National Computer Systems, Inc. and subsidiaries incorporated by reference in its Annual Report on Form 10-K for the year ended January 31, 1998, filed with the Securities and Exchange Commission.


                                                          /s/ ERNST & YOUNG LLP


Minneapolis, Minnesota

March 19, 1999